CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Liberty Star Uranium & Metals Corp:

As independent registered certified public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 (the "Registration Statement") of Liberty Star Uranium & Metals Corp. (the "Company") and to the incorporation in the Registration Statement of our report dated April 23, 2007, included in the Company’s Form 10-KSB for the year ended January 31, 2007.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
June 22, 2007